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                                                                    EXHIBIT 23.7

                    CONSENT OF MORGAN KEEGAN & COMPANY, INC.


November 28, 2001


Board of Directors
Toreador Resources Corporation
4809 Cole Avenue
Suite 108
Dallas, Texas 75205

Gentlemen:


         We hereby consent to the inclusion of our opinion letter dated October 22, 2001, to the Board of Directors of Toreador Resources Corporation (the "Company") as Annex B to the Joint Proxy Statement/Prospectus that is a part of the Registration Statement on Form S-4 (No. 33-72314) relating to the proposed merger involving the Company and Madison Oil Company, and to the references of our firm name in such Joint Proxy Statement/Prospectus in connection with such opinion letter under the caption "Opinion of Financial Advisor to Toreador." In giving such consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively the "Securities Act"), nor do we admit that we are "experts" within the meaning of the Securities Act, nor do we admit that our opinion letter constitutes a report or valuation within the meaning of Section 11 of the Securities Act.



                                       MORGAN KEEGAN & COMPANY, INC.

                                       By:     /s/ R. KEVIN ANDREWS
                                           -------------------------------------
                                       Name:       R. Kevin Andrews
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                                       Title:      First Vice President
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